Exhibit 10.1

FOURTH AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment #4 is made as of February 10, 2012

BY AND BETWEEN

1)	JPMorgan Chase Bank N.A., London Branch, a company incorporated with limited liability as a National Banking Association, whose principal London office is at 125 London Wall, London EC2Y 5AJ (“we” or “us”); and

2)	The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York, whose principal place of business is at 101 Barclay Street, New York, New York 10286, United States of America, in its capacity as trustee of the iShares Silver Trust (“Trust”) (in such capacity “you”)

INTRODUCTION

We have entered into the Custodian Agreement dated April 21, 2006 (as amended on September 13, 2006, February 8, 2010, and November 5, 2010, the “Custodian Agreement”) with you, pursuant to which we have agreed to open and maintain for you the Account (as defined in the Custodian Agreement) and to provide other services to you as provided therein.

We have agreed with you to further amend the Custodian Agreement as hereinafter provided.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Amendment capitalized terms not otherwise defined herein have the meaning ascribed to them in the Custodian Agreement.

1.2	Headings: The headings in this Amendment do not affect its interpretation.

1.3	Singular and plural: Reference to the singular include the plural and vice versa.

2.	AMENDMENT

2.1	Amendment to Clause 7.4: Clause 7.4 is hereby deleted and the following Clause 7.4 inserted in lieu thereof:

“7.4	Location of Bullion: The Bullion must be held by us at our vault premises in England or New York or at the vaults of any Sub-Custodian in England or New York, unless otherwise agreed between you and us (with the Sponsor’s approval).”

2.2	Amendment to Clause 12.1. The first sentence of clause 12.1 of the Custodian Agreement is hereby amended by:

(i)	deleting the words “Either party may terminate this Agreement by giving not less than 60 Business Days written notice to the other party,” and

(ii)	substituting the following language in lieu thereof: “Either party may terminate this Agreement as of a date on or after January 1, 2015, by giving not less than 180 Business Days written notice to the other party,”:

3.	GENERAL

3.1	Custodian Agreement in force and effect: Except as modified herein, the Custodian Agreement will continue in full force and effect pursuant to the provisions thereof.

3.2	Assignment: This Amendment is for the benefit of and binding upon you and us and your and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any right or obligation under this Amendment or any part of any of the foregoing unless we otherwise agree in writing.

3.3	Partial invalidity: If any of the clauses (or part of a clause) of this Amendment becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

3.4	Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between you and us relating to the subject matter of this Amendment.

3.5	Counterparts: This Amendment may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

3.6	Contracts (Rights of Third Parties) Act 1999: Other than the Sponsor, a person who is not a party to this Amendment shall have no rights under the Contracts (Rights of Third Parties Act) 1999.

3.7	Legal opinion: We will furnish to you an opinion of counsel acceptable to you addressed to you and dated the date hereof to the effect that:

(a)	Our execution, delivery and performance of this Amendment have been duly authorized by us and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body; and

(b)	This Amendment has been duly executed and delivered by us and constitutes our legal, valid and binding obligation, enforceable in accordance with its terms subject to principles of equity.

4.	GOVERNING LAW AND JURISDICTION

4.1	Governing law: This Amendment is governed by, and will be construed in accordance with, English law.

4.2	Jurisdiction: The English courts have non-exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Amendment and, for these purposes you irrevocably submit to the jurisdiction of the English courts.

4.3	Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself of your assets any immunity from suit, judgment, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds or sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

EXECUTED by the parties

Signed on behalf of

JP Morgan Chase Bank N.A., London Branch

By

Signature	/s/ A.C. Lovell
Name:	Andrew Lovell
Title:	Vice President

Signed on behalf of

The Bank of New York Mellon,

solely in its capacity as trustee of the iShares Silver Trust,

and not in its individual capacity

By

Signature	/s/ Christopher Healy
Name:	Christopher Healy
Title:	Managing Director